Exhibit 10.3

DOLLAR TREE, INC.

OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(EXECUTIVE OFFICERS -- PERFORMANCE GOAL)

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [DATE] (the “Date of Grant”), is delivered by Dollar Tree, Inc., a Virginia corporation, (the “Company”), to [NAME] (the “Grantee”).

W I T N E S S E T H:

The Dollar Tree, Inc. Omnibus Incentive Plan (the “Plan”) provides for the grant of Restricted Stock Units in accordance with the terms and conditions of the Plan, which are incorporated herein by reference.  The Company has determined that it is in the best interest of the Company and its shareholders to issue an Award of Restricted Stock Units to the Grantee.  Capitalized terms used in this Agreement and not otherwise defined herein or in the Notice of Grant have the meanings set forth in the Plan.

1. Restricted Stock Units.  The Company hereby grants the Grantee the number of Restricted Stock Units as set forth in the Notice of Grant subject to the terms, conditions and restrictions as set forth in the Plan, this Agreement and the Notice of Grant. Each vested Restricted Stock Unit shall represent the right of the Grantee to receive one share of the Company’s Stock or the cash equivalent of the Fair Market Value of one share of the Company’s Stock determined on the applicable vesting date (or if the applicable vesting date is not a business day, then on the first business day preceding the applicable vesting date).  Except as otherwise provided in Section 3 below, the Restricted Stock Units will be settled by issuance of shares of Stock, or payment will be made, as soon as practicable after the date the Restricted Stock Units vest, but in no event later than the last day of the fiscal year in which the Restricted Stock Units vest.

2. Vesting and Transfer Restrictions of Restricted Stock Units.  The Restricted Stock Units shall become vested, if at all, and the restrictions described in Sections 2.1 and 2.2 shall lapse, as the Vesting Criteria set forth in the Notice of Grant are satisfied.

2.1. Termination of Employment.  In the event of Grantee’s Termination of Employment with all Member Companies for any reason other than death, Disability or Retirement prior to the satisfaction of the Vesting Criteria, then the unvested Restricted Stock Units shall be forfeited as of the date of such Termination of Employment.  For purposes of this Agreement, “Termination of Employment” shall mean a “separation from service” as defined in Treasury Regulation § 1.409A-1(h) and “Member Company” shall mean a “service recipient” as defined in Treasury Regulation § 1.409A-1(h)(3).

2.2. Transfer Restrictions.  Your Restricted Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, other than by will or by the laws of descent or distribution, and the provisions of this Agreement, the Plan and the Notice of Grant shall be binding upon the executors, administrators, heirs, and successors of the Grantee.  Any levy of any execution, attachment or similar process upon the Restricted Stock Units, shall be null, void and without effect.  Notwithstanding the foregoing, Grantee may designate one or more beneficiaries for receipt of the shares of Stock subject to this Award upon Grantee’s death by delivering a beneficiary designation form to the Company.  A beneficiary designation will not become effective unless it is made on the form approved by the Company and is received by the Company prior to the Grantee’s death.

2.3. Change in Control.  In the event of a Change in Control, Section 14 of the Plan shall apply to the Restricted Stock Units and the Committee may take such actions as it deems appropriate pursuant to the Plan, including accelerating vesting of the Awards by waiving all or part of the conditions for Vesting set forth in the Notice of Grant.  Notwithstanding the previous sentence, any accelerated vesting of the Restricted Stock Units under this Section 2.3 that are subject to a Performance Goal set forth in the Notice of Grant shall not accelerate until and unless the Company achieves the minimum lower bound 3-year Cumulative Operating Profit (the “Minimum Performance Goal”), even if that does not occur until after the Change in Control; provided, however, in the event that (a) a Change in Control occurs prior to February 1, 2014, (b) as of the date of the Change in Control the Minimum Performance Goal has not been satisfied, and (c), the Company will not be the surviving company after the Change in Control, then prior to the consummation of the Change in Control the Committee may revise the Performance Goals as its deems appropriate, considering substantially similar financial metrics of the surviving or successor company, such that it remains possible for the Grantee to satisfy the Performance Goals.  Except as otherwise specifically provided below or in Section 4 of this Agreement, if the vesting of Restricted Stock Units is accelerated under this Section 2.3, such vested Restricted Stock Units shall be settled within 30 days of the date of the corporate action that accelerates vesting hereunder. Notwithstanding any provision to the contrary in this Agreement, in the event accelerated vesting of the Restricted Stock Units is required based on the terms of a retention agreement entered into by and between the Grantee and the Company prior to the Date of Grant, the Restricted Stock Units shall vest as required in such agreement and such vested Restricted Stock Units shall be settled or paid within 30 days of the Grantee’s Termination of Employment.

2.4. Dividends.  No cash dividends shall be paid on the Restricted Stock Units.

2.5. Adjustments for Recapitalizations.  In the event of a Transaction (as defined in Section 4.5 of the Plan), the Restricted Stock Units shall be adjusted as set forth in Section 4.5 of the Plan and any additional securities or other consideration received pursuant to such adjustment shall be subject to the restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such securities or other consideration has been distributed.

3. Death, Permanent Disability, or Retirement of Grantee.

3.1. Effect of Disability. In the event of Grantee’s Disability prior to an applicable vesting date for the Restricted Stock Units, the Service Requirements in the Notice of Grant shall be deemed satisfied; provided; however, that any vesting based on the Performance Goal included in the Vesting Criteria shall be satisfied solely to the extent certified by the Company as indicated in the Notice of Grant.  For purposes of this Agreement, “Disability” shall mean the Grantee has been determined to be disabled under the long-term disability insurance policy of the Company or the Company determines that a qualified medical professional has opined that the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided however, if the Grantee is eligible for Retirement (without regard to any required approval of the Committee), then “Disability” shall mean as defined under Code Section 409A(a)(2)(C) and the regulations promulgated thereunder, and the Grantee shall be deemed to have a Disability on the earliest date that the Grantee is determined to have a Disability either by the Company or as otherwise permitted under Treasury Regulation § 1.409A-3(i)(4)(iii).

3.2. Death of Grantee.   In the event of the death of the Grantee, the Service Requirements in the Notice of Grant shall be deemed satisfied; provided; however, that any vesting based on the Performance Goal included in the Vesting Criteria shall be satisfied solely to the extent certified by the Company as indicated in the Notice of Grant.

3.3. Retirement.  In the event of the Grantee’s Retirement, the Service Requirements in the Notice of Grant shall be deemed satisfied; provided; however, that any vesting based on the Performance Goal included in the Vesting Criteria shall be satisfied solely to the extent certified by the Company as indicated in the Notice of Grant.  For purposes of this Agreement, “Retirement” shall mean, with the approval of the Committee, the Grantee’s Termination of Employment on or after the date the Grantee attains the age of fifty-nine and a half (59 ½) following at least seven (7) years of Service.  Notwithstanding any provision of Section 1 or  Section 3.3 of the Agreement, in the event the Grantee is eligible for Retirement (without regard to any required approval of the Committee) at the time the Committee exercises its discretion to accelerate vesting of all or part of the Restricted Stock Units due to a Change in Control as provided for in Section 2.3 of this Agreement, then the vested Restricted Stock Units shall be settled or payment made to the Grantee on the vesting dates set out in the Notice of Grant for the number of  Restricted Stock Units that would have otherwise vested on such vesting dates or, if earlier, on the date of the Grantee’s death, Disability or Termination of Employment.

4. Shareholder Rights.  This Award of Restricted Stock Units does not entitle you to any rights as a shareholder of the Company unless and until the shares of Stock underlying the Award have been issued to you by registry in book-entry form with the Company.

5. Issuance of Shares. To the extent the Committee does not elect to settle the Restricted Stock Units in cash, the Company will issue the shares of Stock subject to the Restricted Stock Units as non-certificated shares in book-entry form registered in Grantee’s name.  The purchase price of the shares of Stock is your Service to the Company during the vesting periods. The obligation of the Company to deliver shares of Stock upon the vesting of the Restricted Stock Units shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant state and federal securities laws and regulations and the rules of any applicable stock exchange.

6. Code Section 409A.  To the extent this Agreement provides for a deferral of compensation subject to Code Section 409A and the regulations promulgated thereunder, this Agreement is intended to and shall be interpreted as necessary to comply with Code Section 409A.  In the event the Committee exercises its discretion to accelerate vesting of the Restricted Stock Units, then the vesting dates in the Notice of Grant shall be the specified payment dates under Treasury Regulation § 1.409A-3(a) for settlement or payment of the Restricted Stock Units.  Notwithstanding any other provision of this Agreement to the contrary, and solely to the extent required by Code Section 409A, in the event that Grantee is a “specified employee” under Code Section 409A(a)(2)(i) and the regulations promulgated thereunder on the date of Grantee’s Termination of Employment, then amounts payable under this Award due to Grantee’s Termination of Employment (other than for death) shall be accumulated and paid without interest to the Grantee on the first business day of the seventh month following the date of the Grantee’s Termination of Employment.

7. Taxes; Withholding Obligation.

7.1. Generally. Grantee shall be ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action a Member Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Member Companies make no representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of shares of Stock issuable pursuant to the Award. Neither the Company nor any Member Company is committed or under any obligation to structure the Award to reduce or eliminate your tax liability.

7.2. Payment of Withholding Taxes.

7.2.1. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment or social tax obligation (the “Tax Withholding Obligation”), Grantee must arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company.

7.2.2. Unless Grantee chooses to satisfy the Tax Withholding Obligation by some other means in accordance with Section 7.2.3. below, Grantee’s acceptance of this Award constitutes Grantee’s instruction and authorization to the Company, and any brokerage firm determined acceptable to the Company for such purpose, to sell on Grantee’s behalf (including to the Company or any affiliate of the Company through the retention of a portion of the shares of Stock) a whole number of shares of Stock from those shares of Stock issuable to Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Such shares of Stock will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable. If applicable, Grantee will be responsible for all brokers’ fees and other costs of sale, and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Grantee’s Tax Withholding Obligation, the Company agrees to pay such excess in cash to Grantee through payroll as soon as practicable. Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company (or Member Company as applicable) as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares of Stock described above.

7.2.3. At any time not less than five (5) business days before any Tax Withholding Obligation arises Grantee may elect to satisfy his or her Tax Withholding Obligation by delivering to the Company (or Member Company as applicable) an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company (or Member Company as applicable), or (iii) such other means as the Company may establish or permit.

7.2.4. The Company may refuse to issue any shares of Stock to Grantee until Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain, without notice, from shares of Stock issuable under the Award or from salary or other amounts payable to you, shares of Stock or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8. No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of a Member Company to terminate Grantee’s employment for any reason, with or without cause.

9. Miscellaneous.

9.1. Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without giving effect to choice of law provisions thereof.  The Circuit Court of the City of Norfolk, Virginia, and the United States District Court, Eastern District of Virginia, Norfolk Division shall be the exclusive courts of jurisdiction or venue for any litigation, special proceedings or other proceedings between the parties that my be brought, or arise out of, in connection with, or by reason of this Agreement and the parties to this Agreement hereby consent to the jurisdiction of such courts.

9.2. Entire Agreement; Enforcement of Rights.  The Plan and the Notice of Grant are hereby incorporated by reference in this Agreement.  This Agreement (including the Plan and the Notice of Grant) sets forth the entire agreement and understanding of the parties relating to the subject matter herein.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in a writing signed by the Company and the Grantee to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.3. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

9.4. Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

9.5. Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.

9.6. Disclosure of Information.  In the event the Committee determines that the Grantee has materially violated the provisions of this Section 9.6, the Grantee shall immediately forfeit all unvested Restricted Stock Units.  The Grantee recognizes and acknowledges that the Company’s trade secrets, confidential information, and proprietary information, including customer and vendor lists and computer data and programs (collectively “Confidential Information”), are valuable, special and unique assets of the Company’s business, access to and knowledge of which are essential to the performance of the Grantee’s duties. The Grantee will not, before or after his date of Termination of Employment, in whole or in part, disclose such Confidential Information to any person or entity or make such Confidential Information public for any purpose whatsoever, nor shall the Grantee make use of such Confidential Information for the Grantee’s own purposes or for the benefit of any person or entity other than the Company under any circumstances before or after the Grantee’s date of Termination of Employment; provided that this prohibition shall not apply after the Grantee’s date of Termination of Employment to Confidential Information that has become publicly known through no action of the Grantee. The Grantee shall consider and treat as the Company’s property all memoranda, books, records, papers, letters, computer data or programs, or customer lists, including any copies thereof in human- or machine-readable form, in any way relating to the Company’s business or affairs, financial or otherwise, whether created by the Grantee or coming into his or her possession, and shall deliver the same to the Company on the date of Termination of Employment or, on demand of the Company, at any earlier time.